Form 8-K - CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 16, 2001

                  SHELTER PROPERTIES VII LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)


            South Carolina            0-14369                 54-0784852
      (State or other jurisdiction  (Commission            (I.R.S. Employer
            incorporation)          File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                       Greenville, South Carolina 29602
                   (Address of principal executive offices)


                         (Registrant's telephone number)
                                 (864) 239-1000

                                       N/A
        (Former name or former address, if changed since last report)





Item 2.    Acquisition or Disposition of Assets.

The Registrant sold one of its investment properties, Hickory Ridge Apartments, located in Memphis, Tennessee on July 16, 2001. Hickory Ridge Apartments was sold to Harbor Group International, LLC, an unrelated party, for $11,650,000.

The General Partner is currently evaluating the cash requirements of the Partnership to determine what portion of the net proceeds, if any, would be available to distribute to the partners in the near future.

Item 7.     Financial Statements and Exhibits

(b)   Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2001 to be filed on or before August 14, 2001.

(c)   Exhibits

      10.28 Purchase and Sale Contract for Hickory Ridge Apartments between Registrant and Harbor Group International, LLC.

      10.29 First Amendment to Purchase and Sale Contract for Hickory Ridge Apartments.

      10.30 Second Amendment to Purchase and Sale Contract for Hickory Ridge Apartments.

      10.31 Reinstatement and Amendment to Purchase and Sale Contract for Hickory Ridge Apartments.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SHELTER PROPERTIES VII LIMITED PARTNERSHIP

                                 By: Shelter Realty VII Corporation
                                     Corporate General Partner

                                 By: /s/Patrick J. Foye
                                     Patrick J. Foye
                                     Executive Vice President

                              Date:  July 18, 2001


                                                                 EXHIBIT 10.28











                           PURCHASE AND SALE CONTRACT


                                     BETWEEN


                 SHELTER PROPERTIES VII LIMITED PARTNERSHIP,
                      a South Carolina limited partnership


                                    AS SELLER


                                       AND


                        HARBOR GROUP INTERNATIONAL, LLC,
                      a Virginia limited liability company


                                  AS PURCHASER

                                TABLE OF CONTENTS


Article 1   DEFINED TERMS....................................................4
Article 2   PURCHASE AND SALE OF PROPERTY....................................6
ARTICLE 3   PURCHASE PRICE, DEPOSIT AND ESCROW PROVISIONS....................7
Article 4   FEASIBILITY PERIOD...............................................7
ARTICLE 5   TITLE............................................................9
Article 6   FINANCING.......................................................11
Article 7   CLOSING.........................................................12
ARTICLE 8   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
            PURCHASER.......................................................15
ARTICLE 9   CONDITIONS PRECEDENT TO CLOSING.................................18
ARTICLE 10  BROKERAGE.......................................................19
ARTICLE 11  POSSESSION......................................................19
ARTICLE 12  DEFAULTS AND REMEDIES...........................................19
ARTICLE 13  RISK OF LOSS OR CASUALTY........................................20
ARTICLE 14  OFFER DEADLINE DATE.............................................20
ARTICLE 15  EMINENT DOMAIN..................................................21
ARTICLE 16  MISCELLANEOUS...................................................21
ARTICLE 17  OPERATION OF THE PROPERTY.......................................24



                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ___ day of May, 2001 (such date being hereinafter referred to as the "Effective Date" provided, however, if Seller and Purchaser do not each receive a fully executed copy of this Purchase Contract on the date hereof, then the "Effective Date" shall be the last day on which this Purchase Contract has been fully executed by Seller and Purchaser and a fully executed copy has been received by Seller and Purchaser), by and between SHELTER PROPERTIES VII LIMITED PARTNERSHIP, a South Carolina limited partnership, having a principal address at c/o AIMCO, 2000 South Colorado Blvd., Suite 2-1000, Denver, Colorado 80222 ("Seller") and HARBOR GROUP INTERNATIONAL, LLC, a Virginia limited liability company, having a principal address at 555 East Main Street, Seventeenth Floor, Norfolk, Virginia 23510 and/or its permitted assigns ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-l. Seller holds legal title to that certain parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof on which improvements have been constructed.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land and improvements defined below as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty or equivalent deed to Purchaser;

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.


Article 1...                          DEFINED TERMS

1.1. Terms with initial capital letters in this Purchase Contract and not otherwise defined herein shall have the meanings set forth in this Article l below.

1.1.1......."Business  Day"  means any day other  than a  Saturday  or Sunday or
Federal holiday or legal holiday in the State in which the Land is located.

1.1.2......."Closing"   means  the   consummation   of  the  purchase  and  sale
contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.3......."Closing Date" means the date on which the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract.

1.1.4......."Escrow Agent" means Stewart Title Guaranty Company.

1.1.5......."Excluded  Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.6......."Excluded  Property  Contracts" means those Property  Contracts that
(i) are not cancelable upon 30 days or less notice, or (ii) require the payment of a penalty or premium for cancellation as designated on Exhibit 1.1.6 attached hereto.

1.1.7......."Existing  Financing"  shall  mean the loan  made by  Lender  in the principal amount shown on Exhibit 1.1.7 attached hereto which is secured by a first priority lien encumbering the Property.

1.1.8......."Feasibility  Period"  shall have the  meaning  ascribed  to it in
Section 4.1.

1.1.9......."Fixtures  and  Tangible  Personal  Property"  means  all  fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the Effective Date (or hereafter acquired by Seller prior to the Closing Date) and used or usable in connection with any present or future occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by any Tenant and guest, employee or other person furnishing goods or services to the Property, (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or (iv) the property and equipment, if any, expressly identified as being excluded in Exhibit 1.1.9.

1.1.10......"Improvements"  means all  buildings and  improvements  located on the Land taken "as is".

1.1.11......"Land"  means all of that  certain  tract of land more  particularly described on Exhibit A attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.

1.1.12......"Lease(s)"  means  the  interest  of  Seller  in and to all  written leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date and the Closing Date.

1.1.13......"Lender"  means John Hancock Mutual Life  Insurance  Company and its successors and assigns.

1.1.14......"Loan  Documents"  means the  documents  evidencing  and securing or relating to the repayment of the Existing Financing including, without limitation, all amendments and modifications thereto and any mortgage or deed of trust or equivalent security title and lien encumbering the Property as of the date hereof.

1.1.15......"Miscellaneous  Property Assets" means all contract rights,  leases, concessions, warranties, plans, drawings, and rights to the name "Hickory Ridge Apartments" and other items of intangible personal property relating to the ownership or operation of Property and owned by Seller, but only to the extent transferable, excluding, however, (i) receivables, (ii) Property Contracts,
(iii) Leases (other than leases, subleases and other occupancy agreements that are not written), (iv) Permits, (v) fixtures and Tangible Personal Property,
(vi) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, unless otherwise payable to Purchaser pursuant to this Purchase Contract, (vii) escrow, reserves or other impound accounts, (viii) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date unless Seller is obligated to apply such items for the benefit of tenants, (ix) utility and similar deposits, (x) insurance or other prepaid items, or (xi) Seller's proprietary books and records.

1.1.16......"Notice" shall have the meaning ascribed thereto in Section 16.6.

1.1.17......"Permits"  means all  licenses and permits  granted by  governmental authorities having jurisdiction over the Property and required in order to own and operate the Property.

1.1.18......"Permitted   Exceptions"   means  those   exceptions  or  conditions
permitted to encumber the title to the Property in accordance with the provisions of Section 5.2.

1.1.19......"Property"  means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.20......"Property Contracts" means all purchase orders, maintenance, service or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent transferable and which are other than the Excluded Property Contracts and any property management agreement.

1.1.21......"Purchase  Contract"  means this  Purchase and Sale  Contract by and between Seller and Purchaser.

1.1.22......"Purchase  Price"  means  the  total  consideration  to be  paid  by
Purchaser  to Seller for the purchase of the  Property,  as set forth in Section
3.1.

1.1.23......"Rent  Roll" shall have the  meaning  ascribed  thereto in Section
8.1.1.9.

1.1.24......"Survey" shall have the meaning ascribed thereto in Section 5.11.

1.1.25......"Tenant" or "Tenants" means any person or persons or entity entitled to occupy any portion of the Property under a Lease.

1.1.26......"Title  Commitment"  shall have the  meaning  ascribed  thereto in
Section 5.1.

1.1.27......"Title Insurer" shall have the meaning set forth in Section 5.1.


Article 2...
                          PURCHASE AND SALE OF PROPERTY

2.1. Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.


Article 3...          PURCHASE PRICE, DEPOSIT AND ESCROW PROVISIONS

3.1. The purchase price ("Purchase Price") for the Property shall be Twelve Million and 00/100 Dollars ($12,000,000), which shall be paid by Purchaser, as follows:

3.1.1.......Upon  the  execution  of this  Purchase  Contract,  Purchaser  shall deliver to Escrow Agent the sum of Seventy Five Thousand and 00/100 Dollars ($75,000) (the "Initial Deposit"), by federal wire transfer. In the event that Purchaser does not elect to terminate this Purchase Contract in accordance with
Section 4.2, Purchaser shall deliver to Escrow Agent an additional deposit in the sum of One Hundred Sixty Five Thousand and 00/100 Dollars ($165,000) (the "Additional Deposit"), by federal wire transfer not later than 5:00 p.m. EST on the next Business Day following the date of the expiration of the Feasibility Period (the Initial Deposit and the Additional Deposit being hereinafter referred to as the "Deposit"). Purchaser's failure to timely deliver the Deposit shall terminate this Purchase Contract. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

3.1.2.......The  Escrow  Agent shall hold the  Deposit and make  delivery of the
Deposit to the party entitled thereto under the terms hereof. The Escrow Agent shall invest the Deposit as directed by Purchaser in its sole discretion and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

3.1.3.......If  the sale of the  Property  is closed by the date fixed  therefor
(subject to extension as set forth herein), monies held as the Deposit shall be applied against the Purchase Price (and paid over to the Seller) on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations that is not caused by or attributable to, directly or indirectly, any act or failure to act of Purchaser, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 4.4.

3.1.4.......If the sale of the Property is not closed by the date fixed therefor
(subject to any extension set forth herein) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in Article 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date set forth herein) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller as Seller's sole and exclusive remedy forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in Article 12 below.


Article 4...                        FEASIBILITY PERIOD

4.1. Subject to the terms of Section 4.4 below, for thirty (30) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time, during normal business hours and after prior notice to Seller, to enter onto the Property:

4.1.1.......To  conduct and make any and all studies,  tests,  examinations  and inspections, or investigations of or concerning the Property (including, without limitation, environmental studies, structural engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation, surveys, including topographical surveys, title and zoning law compliance).

4.1.2.......To confirm any and all matters which Purchaser may desire to confirm with respect to the Property.

4.1.3.......To  ascertain  and confirm the  suitability  of the  Property  for
Purchaser's intended use.

4.1.4.......To review and copy (at Purchaser's expense) the materials referenced in Section 4.3 (other than Seller's proprietary information).

      4.1.5. To notify Seller in writing of any objections which Purchaser may have to any matters shown on the Title Commitment or the Survey which Notice shall be received by Seller three (3) Business Days prior to the date of the expiration of the Feasibility Period. Upon receipt of such Notice, Seller shall
(a) elect to cure such objections or (b) decline to cure such objections, which election shall be made by delivering written Notice to Purchaser one (1)
Business Day prior to the date of the expiration of the Feasibility Period. Except as otherwise provided for herein, all matters not objected to by Purchaser shall be deemed "Permitted Exceptions" in the event Seller declines to cure such objections and Purchaser does not terminate this Purchase Contract on or before the date of the expiration of the Feasibility Period.

4.2. Should the Property or any aspect of the Property appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Purchase Contract, for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises its right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under
Section 4.4, and Escrow Agent shall forthwith deliver to Seller the sum of One Hundred and 00/100 Dollars ($100.00) as consideration for Seller having taken the Property off the market, and return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of termination prior to the expiration of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this Article 4 and in Article 9.

4.3. No later than five (5) Business Days after the Effective Date, Seller shall deliver (solely to the extent in Seller's possession or control) to the Purchaser copies of existing (i) Property Contracts, (ii) Leases (in effect as of the Effective Date), (iii) soil and environmental reports and studies, (iv) reports and studies relating to the physical condition of the Property, (v) a list of Fixtures and Tangible Personal Property, (vi) monthly operating statements and audited or unaudited annual operating statements for the twelve
(12) month period prior to the Effective Date, (vii) a rent roll, a list of all accounts receivable and a delinquency report, (viii) copies of termination notices relating to the Leases received by Seller which would be effective after the Closing Date and a copy of the Seller's standard lease form(s), (ix) copies of any notices received from local and state governmental authorities. In addition, no later than five (5) days following the Effective Date, Seller shall make available to Purchaser at the Property (in each case, solely to the extent in Seller's possession or control) the following with respect to the Property,
(x) architectural and engineering plans, (xi) tenant correspondence files with respect to the Leases, (xii) service and repair requests and work orders relating to the Property, and (xiii) copies of governmental permits, alarm registrations and other permits and licenses necessary for the operation of the Property.

4.4. Purchaser shall indemnify, defend (with attorneys selected by Seller in its reasonable discretion) and hold Seller harmless for any actions taken by Purchaser and its Consultants and any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigation and the like on the Property in connection with the performance of Purchaser's due diligence hereunder; provided, however, that notwithstanding anything herein to the contrary, Purchaser shall not be liable for any damages incurred by Seller resulting from the mere discovery by Purchaser of a condition at or with regard to the Property, Purchaser hereby acknowledging, however, that Seller shall have no obligation to Purchaser in connection with such condition or otherwise to remedy such condition. Seller shall have the right, without limitation, to disapprove of any and all entries, surveys, tests, investigations and the like other than Phase I environmental investigations that in its reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 4, at Purchaser's sole cost and expense, to the extent the damage to the Property or the change in condition thereof is attributable to the performance of due diligence hereunder by Purchaser or its Consultants. Purchaser shall maintain comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as additional insureds, with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000 (per occurrence and in the aggregate) for death or injury to persons and for property damage. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

4.5. Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller within a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property, pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.


Article 5...                              TITLE

5.1. Seller has secured a commitment for title insurance for the Property (the "Title Commitment") from Stewart Title Guaranty Company ("Title Insurer") for an owner's title insurance policy (1992 ALTA Form B), and has delivered the Title Commitment together with copies of all instruments identified as exceptions therein to Purchaser. Seller agrees that it is responsible for the cost of a standard owner's title policy. Purchaser agrees that it shall be solely responsible for payment of all costs relating to any extended owner's title policy and any requested endorsements.

5.2. Purchaser agrees to accept title to the Land and Improvements in accordance with the terms of this Purchase Contract, so long as with respect to the Property (i) the title is good and marketable, and (ii) any conveyance by special warranty or an equivalent deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions," and Purchaser agrees to accept the deed and title subject thereto:

5.2.1.......All  exceptions  shown in the  Title  Commitment  on the date of the expiration of the Feasibility Period other than mechanics' liens and taxes due and payable with respect to the period preceding Closing and the standard exceptions which shall be omitted [except that the standard exception for parties in possession shall be modified to read "rights of tenants as tenants only under unrecorded leases"];

5.2.2.......All Leases;

5.2.3.......Real estate and property taxes to the extent not due and payable;

5.2.4.......Such  exceptions and matters as the Title Insurer shall be willing to omit as exceptions to coverage; and

5.2.5.......All  Property  Contracts which are not identified for termination by
Purchaser during the Feasibility Period and all Excluded Property Contracts which shall be assumed by Purchaser or cancelled with Purchaser being solely responsible for the payment of any cancellation fees or penalties.

5.3. With respect to the Property, the existence of the Loan Documents, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, payoff letters from the Lender or any holder of any Loan Documents shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.

5.4. Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.

5.5. Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's title insurance policy with respect to the Property.

5.6. If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code Financing Statements applicable to the Property that exceed the period of time mandated under the law of the state where the Property is located that a Uniform Commercial Code Financing Statement is perfected without the filing of UCC-3 continuation statements and such Financing Statements have not been extended by the filing of UCC-3 continuation statements within the applicable time period mandated by the applicable state law, such Financing Statements shall not be deemed an objection to title.

5.7. If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller, at its sole option and within seven (7) calendar days following receipt of such Notice, may elect to cure such objection or unfulfilled condition for up to fifteen (15) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before fifteen (15) calendar days after such cure or waiver. If Seller elects to cause title insurance over the objection or condition, Seller shall obtain the consent of Purchaser which consent shall not be unreasonably withheld, conditioned, denied or delayed. Notwithstanding the foregoing, Seller shall be obligated to cure an objection if the objection can reasonably be cured and the aggregate cost to Seller to cure such objection is equal to or less than Ten Thousand and 00/100 ($10,000) as determined in Seller's sole discretion or opinion.

5.8. Subject to Seller's  obligation to cure as expressly required under Section
5.7 and under Section 5.9, if during the period of cure, Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the Title Insurer on or before seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, the Deposit shall be returned to Purchaser by the Escrow Agent less the sum of One Hundred and 00/100 Dollars ($100) paid to Seller as consideration for taking the Property off of the market; Seller shall pay to Purchaser the amount of actual third party out-of-pocket costs and expenses incurred by Purchaser in connection with the investigations of the Property in an amount not to exceed Twenty Thousand and 00/100 Dollars ($20,000) and as a condition of and prior to such payment to Purchaser, Seller shall have been provided copies of and rights to all inspections and reports; and the parties hereto shall have no further obligations to each other.

5.9. Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Leases and Property Contracts permitted by this Purchase Contract) to attach to the Property between the Effective Date and the Closing Date. Any monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing, on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

5.10. Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or that has been deemed to have been waived by Purchaser.

5.11. Seller has caused a survey to be prepared for the Property ("Survey"). An original counterpart of the Survey has been or will be delivered to Purchaser no later than five (5) Business Days after the Effective Date. In the event that the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed or equivalent (which is attached as Exhibit A) delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing, provided Purchaser obtains title insurance insuring the entirety of the Property under both descriptions. Should the Survey disclose conditions that give rise to a title exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in Article 4 above. Purchaser and Seller each agree to pay one-half of the cost of the Survey and Purchaser shall pay any additional costs relating to any update thereto on or before the Closing or termination of this Purchase Contract.


Article 6...                            FINANCING

6.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to Closing. It is specifically agreed that Seller shall not be obligated to prepay the Existing Financing until the Closing Date, and then only from the proceeds of the Purchase Price.


Article 7...
                                     CLOSING

7.1.  Dates, Places Of Closing, Prorations, And Delinquent Rent.

7.1.1.......The  Closing  shall take place twenty (20)  calendar  days after the expiration of the Feasibility Period provided that Purchaser has not terminated this Purchase Contract pursuant to Section 4.2 hereof. The parties may mutually agree to an earlier Closing Date. Purchaser and Seller shall conduct the Closing through an escrow with the Title Insurer in its Houston, Texas office, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and each may deliver documents by overnight air courier or other means to the Escrow Agent.

7.1.2.......The  Closing may be extended without penalty at the option of Seller to a date not later than fifteen (15) days following the Closing Date specified in Section 7.1.1 above to satisfy a condition to Closing to be satisfied by Seller.

7.1.3.......All  normal and customarily  proratable  items,  including,  without limitation, Rents (as defined below), operating expenses (if any), personal and real property taxes, and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied security deposits under Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay the security deposits to Tenants, if required under the Leases, to the extent that such security deposits are transferred to Purchaser at Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year and a re-proration of real estate taxes shall subsequently be performed based upon the assessed value and tax rate for the year in which the Closing occurs at the time that such information becomes available. The proration shall be final and unadjustable except-as provided in the following paragraph. For purposes of this Section 7.1.3 and Sections 7.1.4 and 7.1.5 the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, and any other charges under the Leases. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below).

7.1.4.......If  any of the  items  subject  to  proration  hereunder  cannot  be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected promptly after the date of such availability or discovery and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (l) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5.......With  respect  to  unpaid  Rent  not  more  than  thirty  (30)  days delinquent, Purchaser shall use reasonable efforts to collect the same for Seller's benefit after the Closing in the usual course of the operation of the Property (but Purchaser shall not be required to incur any expense in such collection effort) and such collection, if any shall be remitted to Seller (less costs and expenses of collection, if any) promptly upon receipt by Purchaser; provided Purchaser's obligation to remit such delinquent rental payments to Seller shall terminate sixty (60) days after the Closing Date. Nothing contained herein shall operate to require Purchaser to institute any lawsuit or other collection procedure to collect such delinquent rentals. Seller and Purchaser agree that any sums received by Purchaser from any tenant owing delinquent rentals shall first be applied to rentals and any other amounts owed to Purchaser and then to delinquent rentals with respect to the period before Closing. This provision shall survive the Closing for a period not to exceed sixty (60) days.

7.1.6.......Fuel,  water  and  sewer  service  charges,  and  charges  for  gas, electricity, telephone and all other public utilities shall be adjusted as of midnight of the day immediately preceding the Closing Date. If there are meters on the Property measuring the consumption of water, gas or electric current, Seller shall, not more than one (1) Business Day prior to the Closing Date, cause such meters (for utilities for which Seller, and not Tenants, is responsible) to be read and shall pay promptly all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be liable for and shall pay all utility bills for services rendered after such meter readings.

7.1.7.......If  any security  deposit for a corporate  apartment  unit is in the form of a letter of credit, then Seller shall cause a replacement letter of credit to be issued and delivered to Purchaser on the Closing Date upon the same terms and conditions as the original letter of credit. If replacement letters of credit cannot be issued and delivered to Purchaser on the Closing Date, then Seller shall deposit with Purchaser on the Closing Date cash equal to the amount of the letters of credit not replaced, to be held by Purchaser as tenant security deposits until replacement letters of credit are delivered to Purchaser.

7.1.8.......Except as otherwise provided herein, the Property shall be delivered to Purchaser at Closing in the same or similar condition. All apartment units vacated for more than seven (7) Business Days must be in a "rent ready" condition. Rent ready means Seller's routine and customary preparation of units for rental in Seller's ordinary course of business.

7.2.  To Be Delivered Prior To Or At Closing.

7.2.1.......Seller.  At Closing,  Seller shall deliver to  Purchaser,  each of the following items, as applicable:

7.2.1.1.....Special  warranty or equivalent deed in the form attached as Exhibit
7.2.1.1 to Purchaser. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

7.2.1.2.....A  Bill of Sale in the form attached as Exhibit 7.2.1.2 covering all
Property Contracts, Permits (other than Excluded Permits), and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to the Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.3.....A  General  Assignment  (to the extent  assignable  and in  effect), without recourse or warranty, in the form attached hereto as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to required consents. Purchaser shall counter sign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.4.....A closing statement executed by Seller.

7.2.1.5.....A  Seller's  Affidavit,   as  applicable,   in  the  customary  form
reasonably acceptable to Seller and Title Insurer to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policies set forth in this Purchase Contract to be issued pursuant to the Title Commitment); provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract.

7.2.1.6.....A  certification of Seller's  non-foreign status pursuant to Section
1445 of the Internal  Revenue Code of 1986, as amended,  in the form attached as
Exhibit 7.2.1.6.

7.2.1.7.....A letter, in a form acceptable to Purchaser, duly executed by Seller advising the tenants under the Leases of the change in ownership of the Property, if requested by Purchaser.

7.2.1.8.....An  Assignment of Leases and Security  Deposits in the form attached as Exhibit 7.2.1.8 covering all Leases and Security Deposits. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.9.....The  most current rent roll together with a Certification  by Seller that such Rent Roll is in all material respects a true, correct and complete list of all the Leases currently in effect.

7.2.1.10....Notices of termination (effective as of the Closing Date) to service providers whose Property Contracts will not be assumed by Purchaser at the Closing, the identification of such providers being provided by Purchaser to Seller during the Feasibility Period.

7.2.1.11....Original  tenant  leases,  modifications  and  amendments  to  the extent in Seller's possession or control.

7.2.1.12....All  certificates  of occupancy  with respect to the Property that are in Seller's possession.

7.2.1.13....A  complete  set  of  architectural,   structural,   mechanical  and
electrical plans and specifications for the Property, to the extent in Seller's possession or control.

7.2.1.14....Copies of all existing books, records, papers, agreements, including bookkeeping and accounting records (other than Seller's proprietary information), which are in Seller's possession or control relating to the Property.

7.2.1.15....All keys to the Property which are in Seller's possession.

7.2.1.16....Proof that the property management agreement has been terminated and is of no further force and effect, if cancelable.

7.2.1.17....Resolutions,   certificates   of  good  standing,   and  such  other
organizational documents of Seller as the Title Insurer may reasonably require evidencing Seller's authority to consummate the transaction.

7.2.1.18....Such other instruments, documents or certificates as are required to be delivered or made available by Seller to Purchaser in accordance with any of the other provisions of this Purchase Contract, including, without limitation,
Section 4.3 hereof, which have not already been provided to Purchaser.

7.3. Purchaser. At Closing, Purchaser shall deliver to Title Insurer (for disbursement to Seller upon Closing) the following items with respect to the Property being conveyed at such Closing:

7.3.1.......The  full  Purchase  Price as required by Article 3 hereof minus the
Deposit applied to the Purchase Price, plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Title Insurer on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or as to any mortgages, deeds to secure debt or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.3.2.......A closing statement executed by Purchaser.

7.3.3.......A  countersigned  counterpart  of the  Bill of  Sale  in the  form attached as Exhibit 7.2.1.2.

7.3.4.......A countersigned  counterpart of the General Assignment in the form attached as Exhibit 7.2.1.3.

7.3.5.......A countersigned counterpart of the Assignment of Leases and Security
Deposits in the form attached as Exhibit 7.2.1.8.

7.3.6.......Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

7.4. Closing Costs. Except as otherwise provided in this Purchase Contract each party shall pay its own costs to close the purchase and sale of the Property and one-half the expenses of the Escrow Agent. Each party shall pay the fees and costs of its own attorneys and agents. Purchaser shall pay all recording costs and any mortgage taxes. Purchaser and Seller shall split the cost of any transfer taxes payable in connection with the transfer of real property in the jurisdiction where the Property is located.


Article 8... REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER ANDPURCHASER

8.1.  Representations And Warranties Of Seller.

8.1.1.......For  the purpose of inducing  Purchaser to enter into this  Purchase
Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1.....Seller  is a  limited  partnership,  lawfully  and  duly  organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract and is authorized to transact business in the State of Tennessee; and shall at the Closing have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken, as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. This Purchase Contract is a valid and legally binding obligation of Seller in accordance with its terms.

8.1.1.2.....To  Seller's knowledge,  no pending or threatened  litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Seller's obligations or covenants to Purchaser.

8.1.1.3.....Seller  holds title to the  Property,  including  all real  property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions applicable to such Property, Purchaser hereby agrees that the foregoing representation and warranty shall not survive the Closing but shall merge into the special warranty or equivalent deed as delivered to Purchaser by Seller.

8.1.1.4.....There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases or otherwise as set forth in the Rent Roll.

8.1.1.5.....The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations, and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder with respect to the Property.

8.1.1.6.....Purchaser  has no duty  to  collect  withholding  taxes  for  Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

8.1.1.7.....To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions pending or threatened against the Property, to the transactions hereby or against Seller relating to the Property as applicable, except as set forth in Exhibit 8.1.1.7.

8.1.1.8.....Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Property, caused by the Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against the Property, except for repairs, materials or services furnished in the ordinary course of business. Purchaser hereby agrees that the foregoing representation and warranty shall not survive the Closing but shall merge into the special warranty or equivalent deed and the "Seller's Affidavit" executed by Seller and delivered to the Title Insurer as provided in Section 7.2.1.5 hereof. The form of Seller's Affidavit is set forth on Exhibit 8.1.1.8 attached hereto.

8.1.1.9.....To  the best of  Seller's  knowledge,  there are no leases,  license agreements, occupancy agreements or tenancies for any space in the Property other than those Leases set forth on the rent roll for the Property (the "Rent Roll") and those Leases listed on Exhibit 8.1.1.9 attached hereto, if any. To the best of Seller's knowledge, there are no oral agreements relating to the use or occupancy of the Property or any oral leases which will be binding upon any portion of the Property or Purchaser. The Leases delivered to Purchaser by Seller are true and correct copies of all such Leases. To the best of Seller's knowledge, the Rent Roll attached as Exhibit 8.1.1.9 hereto is in all material respects a true, correct and complete list of all Leases currently in effect.

8.1.1.10....To  the best of  Seller's  knowledge,  Seller has not  received  any notice of any violation or alleged violation of any laws, regulations, or other requirements of any governmental agency or authority having jurisdiction over or affecting the Property, to include, without limitation, notice of the violation or alleged violation of any environmental protection laws or regulations.

8.1.1.11....To the best of Seller's knowledge,  all commissions due on Leases or renewals of Leases have been paid in full as of the Effective Date and all tenant buildout and other obligations due to tenants under the Leases have been paid in full or otherwise have been satisfied.

8.1.1.12....Except  for the representations  and warranties  expressly set forth above in Section 8.1, or as otherwise set forth in this Purchase Contract, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deed or other conveyance instruments conveying the Property and the warranties or representations set forth in this Purchase Contract). Purchaser represents and warrants that as of the Closing Date, it shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of the parties and any reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of its respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property and the warranties in the special warranty or equivalent deed. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to and future applicable zoning or building code requirements or the compliance of the Property with any other future laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Subsection 8.1.1.13.

8.1.1.13....Unless  otherwise  set forth in Section  8.1,  Seller and  Purchaser agree that those representations contained in Section 8.1 shall survive Closing for a period of one (1) year after the Closing Date (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within one (1) year subsequent to the Closing Date).

8.1.1.14....Any  statement  contained in the  representations  and warranties in this Section 8.1 and made to the knowledge of Seller shall mean ONLY the actual knowledge of such Seller based upon the information communicated to Seller with respect to the Property by the individuals listed on Exhibit 8.1.1.14 attached hereto; and otherwise any reference to the "knowledge" of Seller shall not be deemed to imply any duty of investigation or inquiry by Seller, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of Seller or any affiliate of Seller, imputed to Seller or constructively attributed to Seller, other than as set forth in this Section 8.1.1.14, Seller hereby warrants and represents to Purchaser that the persons identified in this Section 8.1.1.14 are the persons who have the most definitive knowledge with respect to Seller and the Property.

8.2.  Representations And Warranties Of Purchaser

8.2.1.......For  the  purpose of  inducing  Seller to enter  into this  Purchase
Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.1.1.....With respect to Purchaser and its business,  Purchaser  represents and warrants, in particular, that:

8.2.1.2.....Purchaser  is a limited  liability  company duly organized,  validly existing and in good standing under the laws of the State of Virginia. Purchaser is sophisticated and experienced in the acquisition, ownership and operation of multi-family housing projects similar to the Property, and has full knowledge of all applicable federal, state and local laws, rules, regulations and ordinances in connection therewith.

8.2.1.3.....Purchaser,  acting  through any of its or their duly  empowered  and authorized officers, joint venturers, partners or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any Purchaser's officers, joint venturers, partners, managers or members is required to so empower Purchaser.

8.2.1.4.....No pending or, to the knowledge of Purchaser,  threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.1.5.....Purchaser  is duly authorized to execute and deliver, acting through its duly empowered and authorized officers, joint venturers, partners, managers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective articles of incorporation or organization, operating agreements, partnership agreements or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.1.6.....The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

8.2.1.7.....Purchaser  will  reasonably  cooperate  with Seller in obtaining the consent of the Lender to the prepayment of the Existing Financing, if required.


Article 9...                 CONDITIONS PRECEDENT TO CLOSING

9.1. Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent; provided, however, that Purchaser shall be entitled to waive any condition to Closing:

9.1.1.......All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser.

9.1.2.......Each  of the  representations  and  warranties  of Seller  contained herein shall be true in all material respects as of the Closing Date.

9.1.3.......Seller shall have complied with, fulfilled and performed each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

9.1.4.......Notwithstanding  anything  to  the  contrary,  there  are  no  other conditions on Purchaser's obligation to Close except as expressly set forth above.

9.1.5.......On the Closing Date, the Title Insurer shall be prepared, subject to the payment of the applicable title insurance premium and other related charges and Purchaser's performance of its obligations hereunder, to issue to Purchaser a full coverage owner's title insurance policy, with all standard exceptions deleted (except that the standard exception for parties in possession shall be modified to read "rights of tenants as tenants only under unrecorded leases"), for Property in compliance with the applicable Title Commitment in the form as required by Purchaser prior to the expiration of the Feasibility Period, such required form being confirmed in writing by Purchaser to Seller, with a copy of the required Title Commitment and endorsements attached), (including endorsements as Purchaser has required prior to the expiration of the Feasibility Period as aforesaid), together with such reinsurance and/or coinsurance and direct access agreements as may be required by Purchaser.

9.1.6.......On  the  Closing  Date,  no action  or  proceeding  shall  have been instituted before any court or governmental authority which would have a material adverse effect on the Property or the use or occupancy thereof.

9.1.7.......As  of the Closing  Date,  Seller shall not have pending a voluntary case, nor shall there have been commenced against Seller an involuntary case, nor shall Seller have consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor shall a court of competent jurisdiction have entered an order or decree under any Bankruptcy Law that is for relief against Seller in an involuntary case or appoint a Custodian of Seller for all or any substantial part of its property. The term "Bankruptcy
Law" means Title 11, U.S. Code, or any similar state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

9.2. Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1.......Each  of the  representations  and warranties of Purchaser contained herein shall be true in all material respects as of the Closing Date.

9.2.2.......Purchaser   shall  have  fully   performed  and  complied  with  all
covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3.......There  shall not be pending or, to the knowledge of either Purchaser or  Seller,  any  litigation  or  threatened  litigation  which,  if  determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or non-binding any of the covenants or obligations of the Purchaser.


Article 10..                            BROKERAGE

10.1. Seller represents and warrants to Purchaser that it has dealt only with CB Richard Ellis ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represent and warrant to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party, except that Purchaser shall not indemnify Seller for any liability arising pursuant to the commission due to Broker. The provisions of this section shall survive the Closing or termination of the Purchase Contract.

10.2. Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3. Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.


Article 11..                            POSSESSION

11.1. Possession of the Property subject to the Permitted Exceptions and the Leases shall be delivered to Purchaser at the Closing.


Article 12..                      DEFAULTS AND REMEDIES

12.1. In the Event Purchaser fails to close when obligated to do so under this Purchase Contract, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 4.4, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 4.4 above, irrespective of the time when the inquiry about such damages may take place. Upon any such default by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 4.4 and the obligations of Seller and Purchaser pursuant to Sections 10.1 and 10.2 of this Purchase Contract, and Purchaser and Seller shall not be relieved of their respective obligations pursuant to Sections 10.1 and
10.2 of this Purchase Contract above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.


      Initials for Seller                         Initials  for  Purchaser

12.2. If the Purchaser terminates this Purchase Contract in accordance with its terms, then this Purchase Contract shall be null and void, the Escrow Agent shall return the Deposit to the Purchaser and no party shall have any further liability or obligation to any other party under this Purchase Contract, except that Purchaser shall not be relieved of its obligations under Section 4.4 and Purchaser and Seller shall not be relieved of their respective obligations pursuant to Section 10.1 of this Purchase Contract. If Seller defaults in performing any covenants or agreements to be performed by Seller under this Purchase Contract or Seller breaches any representations or warranties made by Seller in this Purchase Contract, Purchaser shall have the right, instead of terminating this Purchase Contract, to elect to permit this Purchase Contract to remain in effect and, in lieu of the remedies set forth in this Section 12.2 other than the obligation to return the Deposit to Purchaser, to seek specific performance or other injunctive relief, it being agreed that Purchaser's election to terminate this Purchase Contract or make full settlement under this Purchase Contract shall not relieve Seller of its liability for breach of any representation, warranty, covenant or agreement of Seller. In the event that specific performance or other injunctive relief is unavailable to Purchaser, but a court determines that Seller's refusal to close under this Purchase Contract was willful and intentional, Seller shall pay to Purchaser the actual third party out-of-pocket costs and expenses that Purchaser has incurred in connection with the negotiation and preparation of this Agreement, its due diligence investigations and the prospective purchase of the Property in an amount not to exceed Seventy Five Thousand and 00/100 Dollars ($75,000) and as a condition of and prior to such payment to Purchaser, Seller shall have been provided copies of and rights to all inspections and reports.


Article 13.                      RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller, provided that
Seller's responsibility shall be only to the extent of any recovery from insurance carried on the Property. In the event of the damage or destruction of all or any part of the Property, the aggregate cost to repair, replace and/or restore of which shall be Two Hundred Thousand and 00/100 Dollars ($200,000) or more (as estimated by Seller's insurance carrier and reasonably acceptable to
Purchaser), prior to Closing, Purchaser may, at its option, exercisable by written Notice to Seller within five (5) days after Purchaser is notified of such damage or destruction and provided with a copy of such estimate, either (i) terminate this Purchase Contract, or (ii) continue under this Purchase Contract, with no reduction in the Purchase Price, and receive any insurance proceeds due to Seller as a result of such damage or destruction (plus a credit against the Purchase Price for the amount of any deductible with respect to such insurance proceeds), and assume responsibility for the repair of the Property. Upon completion of repairs, Purchaser shall promptly forward to Seller proof of payment for such repairs, and any other information reasonably required by Seller or Seller's insurance carrier. In the event of the damage or destruction of any part of the Property prior to Closing, the aggregate cost to repair, replace and/or restore of which shall be less than Two Hundred Thousand and 00/100 Dollars ($200,000) (as estimated by Seller's insurance carrier and reasonably acceptable to Purchaser with Purchaser being provided a copy of such estimate), Purchaser shall have no right to terminate this Purchase Contract on account thereof, but any insurance proceeds due to Seller as a result of such damage or destruction shall be paid or assigned to Purchaser by Seller (plus a credit against the Purchase Price for the amount any deductible with respect to such insurance proceeds) and Purchaser shall assume the responsibility for such repair. Upon completion of repairs, Purchaser shall promptly forward to Seller proof of payment for such repairs, and any other information reasonably required by Seller or Seller's insurance carrier. The obligation of Purchaser to provide requested information to Seller shall survive Closing. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but shall take all necessary actions to protect and preserve the damaged improvements and shall comply with the terms and conditions of the Leases. Seller may elect at its option to effect a repair, replacement or restoration, in which case Seller may apply the insurance proceeds to the costs of restoration; provided, however, that if Seller commences restoration, it shall be obligated to complete the repair, replacement and/or restoration of the Improvements.


Article 14.                        OFFER DEADLINE DATE

14.1. This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller and delivered to each of the parties on or before May 11, 2001.


Article 15.                           EMINENT DOMAIN

15.1. In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or Seller has received notice of any pending or threatened taking by authority of any governmental agency in purchase in lieu thereof or access to the Property would be denied or limited because of the condemnation of property adjacent to the Property (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to close in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award.


Article 16.                           MISCELLANEOUS

16.1. Exhibits, Schedules And Riders. All Exhibits, Schedules and Riders annexed hereto are a part of this Purchase Contract for all purposes.

16.2. Assignability. This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided, however, that Purchaser may assign this Purchase Contract prior to Closing to a partnership or partnerships or limited liability company or limited liability companies which entities shall be affiliated with Purchaser. If the Closing occurs, Purchaser shall be fully released and discharged from liability under this Purchase Contract and the assignee of Purchaser shall by written agreement be responsible for any claims of Seller, damages, costs and liability related to the period of time prior to the assignment and thereafter as provided in the Purchase Contract for which Purchaser is being released and notwithstanding Purchaser's release.

16.3. Binding Effect. This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4. Captions.  The  captions,   headings,  and  arrangements  used  in  this
Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5. Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6. Notices. All notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by facsimile, on the date such facsimile is sent and a confirmation of transmission is received by the sender, provided that a copy is sent by nationally recognized overnight courier on the day following the date of receipt, addressed as follows:

If to Seller:

      Shelter Properties VII Limited Partnership
      c/o AIMCO
      2000 S. Colorado Blvd.
      Suite 2-1000
      Denver, Colorado  80222
      Attention:  Mr. Harry Alcock
      FAX: (303) 691-5662
      TELEPHONE: (303) 691-4344

with a copy to:

      Argent Real Estate
      1401 Brickell Avenue, Suite 520
      Miami, FL  33131
      Attention:  David Marquette
      FAX: (305) 371-2386
      TELEPHONE: (305) 371-9299

and with a copy to:

      Powell, Goldstein, Frazer & Murphy LLP
      191 Peachtree Street, N.E.
      Sixteenth Floor
      Atlanta, GA  30303
      Attention:  Jonathan R. Shils, Esq.
      FAX: (404) 572-6999
      TELEPHONE: (404) 572-4551

If to Purchaser:

      Harbor Group International, LLC
      555 East Main Street
      Seventeenth Floor
      Norfolk, Virginia 23510
      Attention:  Mr. Charles Patty
      FAX: (757) 640-0817
      TELEPHONE: (757) 640-0800

with a copy to:

      Tavss, Fletcher, Maiden & King, P.C.
      First Virginia Tower
      555 Main Street, Suite 1400
      Norfolk, Virginia  23510
      Attention:  Ray W. King, Esq.
      FAX: (757) 622-7295
      TELEPHONE: (757) 625-1214

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7. Governing Law And Venue. The laws of the State of Tennessee shall govern the validity, construction, enforcement, and interpretation of this Purchase
Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8. Entirety And Amendments. This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9. Severability. If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase
Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10. Multiple Counterparts. This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11. Further Acts. In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12. Construction. No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13. Confidentiality. Purchaser and Seller shall not disclose the terms and conditions contained in this Purchase Contract and shall keep the same confidential except that Purchaser and Seller may disclose the terms and conditions of this Purchase Contract to the limited extent required to comply with federal, state or local governmental reporting requirements. Purchaser shall not disclose and shall keep the same confidential any of the information delivered or made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations, provided that Purchaser may disclose the terms and conditions of this Purchase Contract or such information delivered, made available or obtained as aforesaid
(i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys, accountants, engineers, consultants, partners, members, affiliates or controlling persons. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, unless expressly set forth herein, and all other representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

16.14. Time Of The Essence. IT IS EXPRESSLY AGREED BY THE PARTIES HERETO THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS PURCHASE CONTRACT.

16.15. Cumulative Remedies And Waiver. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16. Litigation Expenses. In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17.      Time  Periods.  Should  the  last day of a time  period  fall on a
weekend  or  legal  holiday,   the  next  Business  Day  thereafter  shall  be
considered the end of the time period.

16.18. Section 1031 Exchange. Notwithstanding the provisions contained in this Purchase Contract relating to the sale of the Property, the parties acknowledge that it is the desire and intention of Seller, if possible, to exchange the Property for property of a like kind in an exchange qualifying as a tax-free exchange under Section 1031 of the Internal Revenue Code of 1986. If requested by Seller, Purchaser shall cooperate with Seller in attempting to implement such exchange as hereinafter provided, at Seller's sole cost and expense, provided that: (i) Purchaser incurs no liability, obligation, cost or expense associated with the exchange; (ii) the exchange does not affect or delay settlement of Purchaser's acquisition of the Property as provided in this Purchase Contract; and (iii) Seller agrees to indemnify and hold Purchaser harmless from and against all liability arising out of its cooperation in effecting the exchange as requested by Seller.

16.19.      Lead-Based Paint Disclosure.

16.19.1. Every purchaser of an interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the purchaser with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the purchaser of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards in the housing located on the Land is recommended prior to purchase.

16.19.2. Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing located on the Land. Seller has no reports pertaining to lead-based paint and/or lead-based paint hazards in the housing located on the Land.

16.19.3. Purchaser has received from Seller the pamphlet Protect Your Family from Lead in Your Home.

16.19.4. Purchaser has received the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.


Article 17.
                            OPERATION OF THE PROPERTY

17.1 During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease without first obtaining the written consent of Purchaser; provided, however, Seller agrees that any such new Property Contracts in excess of $1,000 or new or renewed Leases with a term in excess of one (1) year shall not be entered into after the Effective Date without Purchaser's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Purchaser. If Seller shall enter into a new permitted Property Contract or a new Lease, or shall renew, modify, terminate or accept the surrender of any Lease, or modify any Property Contract during such time period, Seller shall provide Purchaser with written notice of such event and a true, correct and complete copy of any new Lease or new Property Contract, or any modification of any Lease or Property Contract within two (2) Business Days after executing same.
17.2Except as specifically set forth in this Article 17, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in Seller's sole discretion to address any life or safety issue at the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property from the Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, conditioned, denied or delayed.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.


                              SELLER:

                              SHELTER PROPERTIES VII LIMITED PARTNERSHIP, a
                             South Carolina limited
                              partnership

                              By:  Shelter Realty VII Corporation, a South
                                   Carolina corporation, its general partner


                                    By:
                                    Name: Harry G. Alcock
                                    Title:Executive Vice President




                              PURCHASER:

                              HARBOR GROUP INTERNATIONAL,
                              LLC, a Virginia limited liability company


                              By:
                              Name:
                              Title:







                                                                 EXHIBIT 10.29


                FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

                              Dated: June 11, 2001

      This First Amendment to Purchase and Sale Contract (the "Amendment") is made by and between Shelter Properties VII Limited Partnership, a South Carolina limited partnership (the "Seller") and Harbor Group International, L.L.C., a Virginia limited liability company (the "Buyer").
      WHEREAS, Seller and Buyer have entered into a Purchase and Sale Contract with an effective date as of May 14, 2001 (the "Contract"), concerning the sale and purchase of certain real property commonly known as the Hickory Ridge Apartments, located in Memphis, Tennessee (the "Property").
      WHEREAS, the Seller and Buyer desire to extend the feasibility period provided for in Section 4.1 of the Contract.
      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
      1. Incorporation of Recitals: The parties represent and warrant that the recitals to this Amendment are accurate and correct and incorporate them in this Amendment. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Contract, unless the context clearly indicates a contrary intent.
      2. Feasibility Period: The Feasibility Period provided for in Article 4.1 of the Contract is extended to and shall not expire until June 19, 2001 at 5:00 p.m. All time frames and dates in the Contract which are measured from the expiration of the Feasibility Period shall be measured from June 19, 2001 at 5:00 p.m.
      3. Ratification. Except as modified in this Agreement, the Contract shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Contract as modified by this Amendment. All future references to the Contract shall mean the Contract is modified by this Amendment.
      4. Benefit and Binding Effect. This Amendment shall be binding upon an inure to the benefit of the parties to this Amendment, the legal representatives, successors and permitted assigns.
      5. Amendment. This Amendment may not be changed, modified or discharged in whole or in part except by an Agreement in writing signed by both parties to this Amendment.
      6. Counterparts. This Amendment may be executed by the parties signing different counterparts of this Amendment, which counterparts together shall constitute the Agreement of the parties.
      7. Fax Transmissions. This Amendment may be transmitted between the parties by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed Amendment containing the signatures (original or fax) of all the parties is binding on the parties.
      NOW, WHEREFORE, the parties hereby have executed this First Amendment to Purchase and Sale Contract as of the date and year first stated above.

SELLER:

SHELTER PROPERTIES VII LIMITED
PARTNERSHIP, a South Carolina
limited partnership

By:    Shelter Properties VII Corporation, a
      South Carolina corporation, its general   partner



      By:
            Harry G. Alcock
            Executive Vice President


PURCHASER:

HARBOR GROUP INTERNATIONAL LLC,
a Virginia limited liability company


By:
Name:
Title:


                                                                 EXHIBIT 10.30

                SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

                              Dated: June 19, 2001

      This Second Amendment to Purchase and Sale Contract (the "Amendment") is made by and between Shelter Properties VII Limited Partnership, a South Carolina limited partnership (the "Seller") and Harbor Group International, L.L.C., a Virginia limited liability company (the "Buyer").
      WHEREAS, Seller and Buyer have entered into a Purchase and Sale Contract with an effective date as of May 14, 2001 which was amended by the First Amendment to Purchase and Sale Contract dated June 11, 2001 (the "Contract"), concerning the sale and purchase of certain real property commonly known as the Hickory Ridge Apartments, located in Memphis, Tennessee (the "Property").
      WHEREAS, the Seller and Buyer desire to extend the feasibility period provided for in Section 4.1 of the Contract.
      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
      1. Incorporation of Recitals: The parties represent and warrant that the recitals to this Amendment are accurate and correct and incorporate them in this Amendment. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Contract, unless the context clearly indicates a contrary intent.
      2. Feasibility Period: The Feasibility Period provided for in Article 4.1 of the Contract is extended to and shall not expire until June 21, 2001 at 5:00 p.m. All time frames and dates in the Contract which are measured from the expiration of the Feasibility Period shall be measured from June 21, 2001 at 5:00 p.m.
      3. Ratification. Except as modified in this Agreement, the Contract shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Contract as modified by this Amendment. All future references to the Contract shall mean the Contract is modified by this Amendment.
      4. Benefit and Binding Effect. This Amendment shall be binding upon an inure to the benefit of the parties to this Amendment, the legal representatives, successors and permitted assigns.
      5. Amendment. This Amendment may not be changed, modified or discharged in whole or in part except by an Agreement in writing signed by both parties to this Amendment.
      6. Counterparts. This Amendment may be executed by the parties signing different counterparts of this Amendment, which counterparts together shall constitute the Agreement of the parties.
      7. Fax Transmissions. This Amendment may be transmitted between the parties by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed Amendment containing the signatures (original or fax) of all the parties is binding on the parties.
      NOW, WHEREFORE, the parties hereby have executed this Second Amendment to Purchase and Sale Contract as of the date and year first stated above.

SELLER:

SHELTER PROPERTIES VII LIMITED
PARTNERSHIP, a South Carolina
limited partnership

By:    Shelter Properties VII Corporation, a
      South Carolina corporation, its general partner



      By:
            Harry G. Alcock
            Executive Vice President


PURCHASER:

HARBOR GROUP INTERNATIONAL LLC,
a Virginia limited liability company


By:
Name:
Title:


                                                                 EXHIBIT 10.31

          REINSTATEMENT AND AMENDMENT OF PURCHASE AND SALE CONTRACT

                              Dated: June 25, 2001

      This Reinstatement and Amendment of Purchase and Sale Contract (the "Amendment") is made by and between Shelter Properties VII Limited Partnership, a South Carolina limited partnership (the "Seller") and Harbor Group International, L.L.C., a Virginia limited liability company (the "Buyer").
      WHEREAS, Seller and Buyer entered into a Purchase and Sale Contract with an effective date as of May 14, 2001 which was amended by the First Amendment to Purchase and Sale Contract dated June 11, 2001 and further amended by the Second Amendment to Purchase and Sale Contract dated June 19, 2001 (collectively the "Contract"), concerning the sale and purchase of certain real property commonly known as the Hickory Ridge Apartments, located in Memphis, Tennessee (the "Property").
      WHEREAS, on June 21, 2001, the parties desired to amend the Contract extending the Feasibility Period provided for in Article 4.1 of the Contract, but the Third Amendment to Purchase and Sale Contract could not be fully executed prior to expiration of the Feasibility Period and the Buyer terminated the Contract pursuant to Article 4.2 of the Contract.
      WHEREAS, the Seller and Buyer desire to reinstate the Contract and amend the terms of the Contract as set forth in this Amendment.
      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
      1. Incorporation of Recitals: The parties represent and warrant that the recitals to this Amendment are accurate and correct and incorporate them in this Amendment. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Contract, unless the context clearly indicates a contrary intent.
      2. Reinstatement of Contract: The Contract is reinstated, as amended herein, and effective as if it had not been terminated.
      3. Purchase Price. The Purchase Price for the Property is reduced to $11,650,000.
      4. Feasibility Period. Buyer acknowledges that the Feasibility Period has expired as of 5:00 p.m., on the date of full execution hereof and Buyer has elected to proceed with the transaction, subject to the terms and conditions of the Contract, as amended. All time frames and dates in the Contract which are measured from the expiration of the Feasibility Period shall be measured from the date of full execution hereof at 5:00 p.m.
      5. Ratification. Except as modified in this Agreement, the Contract shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Contract as modified by this Amendment. All future references to the Contract shall mean the Contract is modified by this Amendment.
      6. Benefit and Binding Effect. This Amendment shall be binding upon an inure to the benefit of the parties to this Amendment, the legal representatives, successors and permitted assigns.
      7. Amendment. This Amendment may not be changed, modified or discharged in whole or in part except by an Agreement in writing signed by both parties to this Amendment.
      8. Counterparts. This Amendment may be executed by the parties signing different counterparts of this Amendment, which counterparts together shall constitute the Agreement of the parties.
      9. Fax Transmissions. This Amendment may be transmitted between the parties by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed Amendment containing the signatures (original or fax) of all the parties is binding on the parties.
      NOW, WHEREFORE, the parties hereby have executed this Third Amendment to Purchase and Sale Contract as of the date and year first stated above.

SELLER:

SHELTER PROPERTIES VII LIMITED
PARTNERSHIP, a South Carolina
limited partnership

By:   Shelter Properties VII Corporation, a
      South Carolina corporation, its general partner



      By:
            Harry G. Alcock
            Executive Vice President


PURCHASER:

HARBOR GROUP INTERNATIONAL LLC,
a Virginia limited liability company


By:
Name:
Title: